                                                                      EXHIBIT 12

                       COMPUTATION OF RATIO OF INCOME FROM
                     CONTINUING OPERATIONS TO FIXED CHARGES
                        FOR THREE MONTHS ENDED MARCH 31,
                                   (UNAUDITED)

(Dollars in millions)

                                                        2003            2002
                                                    ------------    ------------
Income from continuing operations
 before income taxes (1)                            $      1,980    $      1,817

Add: Fixed charges, excluding
  capitalized interest                                       283             321
                                                    ------------    ------------

Income as adjusted before income taxes              $      2,263    $      2,138
                                                    ============    ============

Fixed charges:
  Interest expense                                  $        168    $        208
  Capitalized interest                                         4               9
  Portion of rental expense representative of
   interest                                                  115             113
                                                    ------------    ------------

Total fixed charges                                 $        287    $        330
                                                    ============    ============

Ratio of income from continuing
 operations to fixed charges                                7.89            6.48

(1) Income from continuing operations before income taxes excludes (a) amortization of capitalized interest and (b) the company's share in the income and losses of less-than-fifty percent-owned affiliates.

        SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS
                                  (UNAUDITED)

                                                                Hardware Segments
                                                    ---------------------------------------

                                                                   Personal
                                       Global         Systems       Systems      Technology
(Dollars in millions)                 Services         Group         Group         Group
-------------------------------------------------------------------------------------------
QUARTER ENDED MARCH 31, 2003:

External revenue                     $   10,169     $    2,646    $    2,390     $      742
Internal revenue                            699            180            36            174
                                     ----------     ----------    ----------     ----------
Total revenue                        $   10,868     $    2,826    $    2,426     $      916
                                     ==========     ==========    ==========     ==========
Pre-tax income (loss)                $      983     $      195    $      (69)    $      (11)
                                     ==========     ==========    ==========     ==========

Revenue year-to-year change                22.5%           6.6%         (3.9)%        (21.4)%
Pre-tax income year-to-year change         (8.4)%         10.2%           nm           92.1%
Pre-tax income margin                       9.0%           6.9%         (2.8)%         (1.2)%

QUARTER ENDED MARCH 31, 2002:

External revenue                     $    8,229     $    2,484    $    2,511     $      930
Internal revenue                            640            166            13            236
                                     ----------     ----------    ----------     ----------
Total revenue                        $    8,869     $    2,650    $    2,524     $    1,166
                                     ==========     ==========    ==========     ==========
Pre-tax income (loss)                $    1,073     $      177    $       65     $     (139)
                                     ==========     ==========    ==========     ==========

Pre-tax income margin                      12.1%           6.7%          2.6%         (11.9)%

nm - not meaningful

RECONCILIATIONS TO IBM AS REPORTED:

                                            Quarter Ended      Quarter Ended
(Dollars in millions)                       March 31, 2003     March 31, 2002
                                            --------------     --------------
Revenue:
Total reportable segments                    $      21,790      $      19,519
Eliminations/other                                  (1,725)            (1,489)
                                            --------------      -------------
  Total IBM Consolidated                     $      20,065      $      18,030
                                            ==============      =============

Pretax income:
Total reportable segments                    $       1,943      $       1,905
Eliminations/other                                      38                (92)
                                            --------------      -------------
  Total IBM Consolidated                     $       1,981      $       1,813
                                            ==============      =============

                   Global      Enterprise        Total
 Software        Financing    Investments       Segments
---------------------------------------------------------
$    3,129      $      701     $      241      $   20,018
       387             295              1           1,772
----------      ----------     ----------      ----------
$    3,516      $      996     $      242      $   21,790
==========      ==========     ==========      ==========
$      639      $      273     $      (67)     $    1,943
==========      ==========     ==========      ==========

      12.5%            4.4%           4.3%           11.6%
      14.1%           23.0%         (26.4)%           2.0%
      18.2%           27.4%         (27.7)%           8.9%

$    2,897      $      768     $      231      $   18,050
       227             186              1           1,469
----------      ----------     ----------      ----------
$    3,124      $      954     $      232      $   19,519
==========      ==========     ==========      ==========
$      560      $      222     $      (53)     $    1,905
==========      ==========     ==========      ==========
      17.9%           23.3%         (22.8)%           9.8%

              SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS
                                  (UNAUDITED)

GLOBAL FINANCING
BALANCE SHEETS                                  March            December
(Dollars in millions)                         31, 2003           31, 2002
                                             ----------         ----------
Cash                                         $    1,043         $    1,157
                                             ----------         ----------
Net investment in sales-type leases              11,743             12,314
Equipment under operating leases:
 External customers                               1,787              1,922
 Internal customers*                              1,667              1,701
Customer loans                                    9,342              9,621
                                             ----------         ----------
Total customer financing assets                  24,539             25,558
Commercial financing receivables                  4,336              5,525
Intercompany financing receivables*               1,725              1,616
Other receivables                                   414                445
Other assets                                      1,007                941
                                             ----------         ----------
Total financing assets                       $   33,064         $   35,242
                                             ==========         ==========

Intercompany payables*                       $    3,117         $    5,383
Debt **                                          24,134             23,828
Other liabilities                                 2,288              2,556
                                             ----------         ----------
Total financing liabilities                      29,539             31,767
Total financing equity                            3,525              3,475
                                             ----------         ----------
Total financing liabilities and equity       $   33,064         $   35,242
                                             ==========         ==========

* Amounts eliminated for purposes of IBM's consolidated results. These assets, along with the other assets in this table, are however, leveraged using Global Financing debt.

** Global Financing debt includes debt of the company and of the Global Financing units that support the Global Financing business.

     The company's Global Financing business provides funding predominantly for the company's external customers but also provides internal financing for the company. Internal financing is predominantly in support of Global Services' long-term customer service contracts. Global Financing also factors a selected portion of the company's accounts receivable, primarily for cash management purposes. Conversely, Global Financing also owes the non-Global Financing businesses amounts primarily for the purchase of products to be leased externally. In the company's Consolidated Statement of Earnings, the interest expense supporting Global Financing's internal financing to the company is reclassified from Cost of financing to Interest expense.